SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                      ---------------------

                           SCHEUDLE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFOMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                       -------------------
                       (Amendment No.    )


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule

     14-a6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Ames Department Stores, Inc.
- ----------------------------------------------------------------------
          (Name of Registrant as Sepcified In Its Charter)


- -----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE  (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:  $
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:





Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067-2598



Notice of Annual Meeting of Stockholders To Be Held on May 22, 1996


     The Annual Meeting of Stockholders of Ames Department Stores, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Hotel and Conference Center, Cromwell, Connecticut on Wednesday, May 22, 1996 at 10:00 a.m., to consider and act upon the following matters:

     1. the election of seven (7) directors for a term of one year or until their successor(s) have been elected and qualified;

     2. the approval of an Amended and Restated Certificate of Incorporation of the Company to authorize a class of preferred stock commonly known as "blank check" preferred stock and to make certain other changes;

     3. the ratification and approval of the appointment of Arthur Andersen LLP as independent certified public accountants and auditors for the Company for the fiscal year ending January 25, 1997;

     4. voting on a stockholder proposal to limit the terms of office of its non-employee directors; and

     5. the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on April 5, 1996. The stock transfer books of the Company will not be closed. Accordingly, only holders of record of issued and outstanding shares of Common Stock of the Company at such time and on such date will be entitled to notice of and to vote at the Annual Meeting notwithstanding any transfer of any stock on the books of the Company thereafter. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Ames store located at 30 Waterchase Drive, Rocky Hill, Connecticut 06067.

                                     By Order of the Board
                                     of Directors

                                     /s/ David H. Lissy
                                     ---------------------
Rocky Hill, Connecticut              David H. Lissy
April 8, 1996                        Secretary



EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. IF FOR ANY REASON YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO THE CLOSE OF BALLOTING.


Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067-2598
=====================================================================

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 1996

General Information

This proxy statement is furnished to holders of record of the Common Stock of Ames Department Stores, Inc. ("Ames" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 22, 1996 at 10:00 a.m. (the "Annual Meeting"), and at all adjournments or postponements thereof, for the purposes set forth in the accompanying notice of meeting.

The mailing address of the principal executive offices of the Company is 2418 Main Street, Rocky Hill, Connecticut 06067-2598 (telephone number 860/257-2000). The enclosed proxy and this proxy statement are first being transmitted to stockholders of the Company, together with the Annual Report on Form 10-K for the fiscal year ended January 27, 1996 ("fiscal year 1995"), on or about April 10, 1996.

Holders of outstanding shares of Common Stock of record at the close of business on April 5, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. Stockholders representing a majority of the outstanding shares must be present in person or represented by proxy at the meeting for there to be a quorum for the conduct of business. For this purpose, shares which are present or represented by a proxy will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on, or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to, any particular matter. Once a quorum of the stockholders is established, a plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the meeting is necessary for the election of directors; the remaining proposals require approval by a majority of the outstanding shares. For voting purposes on a particular matter (as opposed to establishing a quorum), abstentions and broker non-votes will not be counted. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. At the close of business on the Record Date, there were 20,472,269 shares of Common Stock, par value $.01 per share, of the Company issued and outstanding, each of which is entitled to one vote on each matter to be acted upon at the meeting.

                                PROXIES

Solicitation: Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The persons named in the proxy have been designated as proxies by the Board of Directors.

Actions to be Taken under Proxy: Shares represented by properly executed proxies received by the Company will be voted at the meeting in the manner specified therein or, if no specification is made, will be voted FOR: (1) election of the seven (7) directors listed herein;
(2) approval of an Amended and Restated Certificate of Incorporation of the Company to authorize a class of preferred stock commonly known as "blank check" preferred stock and to make certain other changes; and (3) ratification and approval of the appointment of Arthur Andersen LLP as the independent certified public accountants and auditors for the Company for the fiscal year ending January 25, 1997; and will be voted AGAINST: (4) the stockholder proposal to limit the
terms of office of the Company's non-employee directors.

Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting in the discretion of the persons named in the proxy. The management of the Company is not aware of any other matters to be presented for action at the meeting.

Execution: If stock is registered in the names of two or more persons, the proxy must be signed by each of them. If stock is registered in the name of a decedent, the proxy must be signed by an executor or administrator whose title must follow his or her signature. If a stockholder is a corporation, the proxy must be signed by an executive officer whose title must be indicated.

Revocation: Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Company, addressed to David H. Lissy, Secretary, Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, CT 06067-2598, or by executing another proxy bearing a later date or by voting in person at the meeting.


                 ELECTION OF DIRECTORS
                    (Proposal No. 1)


    Seven directors are to be elected at the Annual Meeting of Stockholders to hold office until the next annual meeting of stockholders or until the election and qualification of their respective successors. The Board of Directors has nominated the persons named in the table below, all of whom are currently directors of the Company.

    Unless otherwise specified in a duly executed and returned proxy, the shares voted pursuant thereto will be cast for the nominees. If, for any reason, any of the nominees should be unable to accept the nomination or election, such proxy will be voted for the election of a substitute nominee recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unable to serve as a director.

    Set forth below is certain relevant information with respect to each nominee as of March 1, 1996:

                                                                      Shares of
                                                             First   Common Stock
             Name, Age, Principal Occupation,                Became  Beneficially
           Business Experience and Directorships            Director   Owned (1)
           -------------------------------------            --------  ----------
Joseph R. Ettore, age 56 .............................       1994      145,000
 President, Chief Executive Officer and Director since June,
   1994.  Prior to joining Ames, he was President, Chief Execu-
   tive Officer and Director of Jamesway Corporation ("Jamesway")
   from July, 1993 to June, 1994; President, Chief Operating
   Officer and Director of Jamesway in June, 1993; Chairman of
   the Board and Chief Executive Officer of Stuarts Department
   Stores, Inc. ("Stuarts") from October, 1992 to June, 1993;
   and President, Chief Operating Officer and Director of Stuarts
   from October, 1989 to October, 1992. He remained a Director of
   Stuarts until May, 1994.  Jamesway filed for protection under
   Chapter 11 of the Bankruptcy Code ("Chapter 11") in July, 1993
   and emerged from the Chapter 11 case in January, 1995 and
   re-filed for protection under Chapter 11 in October, 1995.
   Stuarts filed under Chapter 11 in December, 1990 and emerged from the Chapter 11 case in October, 1992 and re-filed for protection under Chapter 11 in May, 1995.

                                                                         Shares of
                                                             First       Common Stock
              Name, Age, Principal Occupation,               Became      Beneficially
           Business Experience and Directorships            Director       Owned (1)
           -------------------------------------            --------     ------------
Francis X. Basile, age 64 ................................   1992        11,000
 Chairman and Chief Executive Officer of the CIT Group/
   Factoring, Inc. until his retirement in January, 1992. He
   was appointed President and Chief Executive Officer of the
   CIT Group/Factoring, Inc. in January, 1986.  Prior to his
   retirement, he was also a Director and the Chairman of the
   National Commercial Finance Association and a member of its
   Executive Committee.

Paul Buxbaum, age 41 ......................................   1992*     11,000
 Executive Vice President of Buxbaum, Ginsberg & Associates, a nationwide retail consulting company, since 1984. He is also a Director of Richmond Gordman 1/2 Price Stores and
   Herbalife International, Inc., and serves on the Audit, Stock Option, Finance and Compensation Committees of
   Herbalife International, Inc.

Alan Cohen, age 59 .........................................  1992      36,000
 Chairman of Alco Capital Group, Inc., et al., a diversified financial service and investment company, since 1975, and Chief Executive Officer of Russ Toggs, Inc., since
   November, 1993. He is also Chairman of the Board of Marion Oil Corp. and Alco Cadillac-Pontiac Sales Corp., and formerly served as the court-appointed trustee of Tower
   Financial Corporation, and as Chief Executive Officer of Health-Tex, Inc.

Richard M. Felner, age 60 ................................... 1994      13,500
 Head of Richard M. Felner Associates, a consulting firm specializing in retail and commercial real estate, since
   1991.  From 1985 to 1991, he was Vice President of Real
   Estate and Corporate Development, and Director, of Worths
   Stores Corporation, a subsidiary of Reitmans Ltd., Canada's largest women's apparel retailer.

Sidney S. Pearlman, age 64 ..................................  1992     13,000
 Currently retired.  He was formerly Senior Vice President/
   General Merchandise Manager of Younkers, Inc. from 1987 to
   March, 1991. He has extensive retail experience, having served as president of three different department store chains.

Laurie M. Shahon, age 44 ...................................... 1995     3,500
 President of Wilton Capital Group since January, 1994 which makes principal investments in later-stage venture capital companies and medium-sized management buyouts. She was previously Managing Director of '21' International Holdings,
   Inc., a private holding company, from April, 1988 to December, 1993.
   She is also a Director of Arbor Drugs, Inc. and One Price
   Clothing Stores, Inc.


   (1)  As used herein, "beneficial ownership" means the sole or shared power to vote or invest either Common Stock or Warrants, or the right to acquire Common Stock or
        Warrants within sixty (60) days (e.g., through the exercise of stock options).
        Each director, except for Mr. Basile who holds 1,000 of his shares jointly with his wife, has sole voting and investment power in the shares listed.

   * Chairman of the Board of Directors since July, 1993.

The Board of Directors unanimously recommends a vote FOR each of these nominees. Your proxy will be so voted unless you specify otherwise.

/TABLE

                   Board Meetings and Committees

    During fiscal year 1995, the Board of Directors held eight (8) meetings. With the exception of Mr. Cohen, none of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which they were members during fiscal year 1995.

    The Board of Directors has an Audit Committee comprised of Messrs. Basile (Chairman), Buxbaum, and Cohen, and a Compensation Committee comprised of Messrs. Pearlman (Chairman), Basile, and Buxbaum. The Audit Committee is responsible for recommending the appointment of independent accountants and for reviewing the audit reports and fees of the Company's independent public accountants. The Compensation Committee is responsible for recommending the compensation to be paid to the Company's executive officers, and the amount of and the persons to whom stock options should be granted by the Company. During fiscal year 1995, there were five (5) formal meetings and numerous other conversations held by the Compensation Committee. The Audit Committee met two (2) times during fiscal year 1995; at each of these meetings, the Audit Committee was joined by other outside directors.


                Compensation of Directors


    Ames' directors who are not full-time Ames employees receive $40,000 in director's fees ($80,000 per year for the Chairman) for six regular meetings and $3,000 for each additional Board meeting and are reimbursed for their expenses. Directors are also compensated at the rate of $10,000 per year for up to four meetings for each committee on which they serve and $2,500 for each additional committee meeting.
For fiscal year 1995, Board activity and meetings exceeded the anticipated number of regular meetings. The directors, however, unanimously determined to limit their compensation for fiscal year 1995 to the base fee for meetings and to forego any additional compensation for meetings in excess of the planned schedule. During the first quarter of fiscal year 1995 an additional payment of $9,000 was made to Messrs. Basile, Buxbaum and Pearlman and $4,500 to Mr. Cohen for excess meetings attended during fiscal year 1994.

    Pursuant to the Company's 1994 Non-Employee Directors Stock
Option Plan (the "Non-Employee Plan") which was approved by the Company's stockholders on May 24, 1995,
Ames' directors who are not full-time Ames employees may be granted options to purchase Common Stock of the Company. The exercise prices of the options are equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in full six months after date of grant or stockholder approval of the Non-Employee Plan, whichever is later. As of January 27, 1996, Messrs. Basile, Buxbaum, Cohen and Pearlman had been granted 10,000 options each (exercise price: $3.13 per share) and Mr. Felner and Ms. Shahon had been granted 2,500 options each (exercise price: $2.75 per share). Effective on the date of each annual meeting of stockholders of the Company commencing with the 1996 Annual Meeting, each non-employee director of the Company then in office will be granted options to purchase 2,500 shares with the date of grant to be the date of such meeting. All options terminate
July 21, 2004.


                  Executive Compensation


    The following table sets forth each item of compensation paid, earned or awarded over each of the preceding three years to the Chief Executive Officer and the four other most highly paid executive officers serving at January 27, 1996.

                                   SUMMARY COMPENSATION TABLE

                                                        Long-Term Compensation
                                                    -------------------------------
                           Annual Compensation              Awards          Payouts
                       ---------------------------- ---------------------  ---------
     Name &                                    Other   Restricted   (#)       LTIP       All
    Principal     Fiscal                       Annual   Stocks     Options/  Payouts    Other
    Position       Year    Salary    Bonus(a)  Comp.   Awards(b)   SARs(c)     (d)     Comp.(e)
- -----------------------------------------------------------------------------------------------
Joseph R. Ettore    1995    $750,000   $-0-    (f)    $206,250      -0-       $-0-       $36,530
 President & Chief  1994(g)  481,731  450,000  (f)      -0-        200,000     -0-        26,514
 Executive Officer  1993

Denis T. Lemire     1995     300,000    -0-   33,200   96,250       -0-        -0-         1,507
 Executive VP,      1994(h)  132,692   50,000  (f)      -0-         30,000     -0-           352
 Merchandising      1993

John F. Burtelow    1995     263,462    -0-    (f)     96,250       -0-        -0-         1,219
 Executive VP,      1994(i)  125,000    -0-    (f)      -0-         30,000     -0-           422
 Chief Financial    1993
 Officer

Eugene E. Bankers   1995     216,361    -0-     (f)    68,750       -0-        -0-         7,677
 Senior VP,         1994     202,500    -0-     (f)     -0-         21,000     -0-         2,398
 Marketing          1993(j)   15,385   50,000   (f)     -0-         -0-        -0-          -0-

David H. Lissy      1995     214,947    -0-     (f)    68,750       -0-        -0-         6,445
 Senior VP,         1994     210,000    -0-     (f)     -0-         21,000     -0-         6,241
 General Counsel    1993     210,000   24,331   (f)     -0-         -0-        -0-         3,412
 and Corporate Secretary


   (a) Represents certain signing bonuses and bonuses earned under the Annual Incentive Compensation Plan (see below).
   (b) Restricted Stock was awarded to the Chief Executive Officer and to each Executive Vice President and each Senior Vice President in fiscal year 1995 under the 1995 Long Term Incentive Plan (the "Long Term Plan"; see below). The dollar value of the Restricted Stock award shown in the table is calculated by multiplying the share price of the Company's Common Stock on the date of the award by the number of shares awarded. As of January 27, 1996, a total of 345,000 shares of Restricted Stock had been awarded under the Long Term Plan. The total aggregate value of these shares was $476,100, based on a market price of the Company's Common Stock of $1.38 as of 1/27/96.
   (c) Stock Options were granted to certain members of management in fiscal year 1995 and 1994 under the 1994 Management Stock Option Plan (see below).
   (d) There were no payouts under the Long Term Plan discussed in
       (b) above.
   (e) Represents the Company's matching contributions under the Retirement and Savings Plan (see below), excess paid life insurance, and for J. Ettore, $28,761 and $24,576 of paid disability and life insurance coverage in fiscal years 1995 and 1994, respectively.
   (f) Represents a car allowance and, for J. Ettore and D. Lemire, a living allowance that for each executive except D. Lemire aggregated to less than the lesser of $50,000 or 10% of the individual executive's total salary and bonus.
   (g) Joined the Company on June 9, 1994 (see summary description of employment contract in this proxy statement).
   (h) Joined the Company on August 22, 1994 (see summary description of employment contract in this proxy statement).
   (i) Joined the Company on August 1, 1994.
   (j) Joined the Company on December 31, 1993.


/TABLE

Option Grants in Last Fiscal Year

   There were no stock options or Stock Appreciation Rights (SARs) granted to the named executive officers during fiscal year 1995.

   Pursuant to the 1994 Management Stock Option Plan (the "Option Plan"), the Company may grant options with respect to an aggregate of up to 1,700,000 shares of Common Stock, with no individual optionee to receive in excess of 200,000 shares of Common Stock upon exercise of options granted under the Option Plan. During fiscal year 1995, options with respect to a total of 230,100 shares of Common Stock were issued to certain members of management. After certain terminations, options with respect to a total of 1,274,600 shares of Common Stock were outstanding as of January 27, 1996. The exercise prices of the options are equal to the fair market value of the Common Stock on the date the options were granted. One-third (one-fifth for J. Ettore) of the shares underlying the options may be purchased at the exercise price after one year from the grant date, with an additional one-third (one-fifth for J. Ettore) of the shares allowed to be purchased after two and three years, respectively (after two, three, four and five years, respectively, for J. Ettore). The unexercised portion of the options granted under the Option Plan will terminate upon the expiration of five years (six years for J. Ettore) from the grant date.

Aggregated SAR Exercises in Last Fiscal Year and FY-End SAR/Option Values

   The table below discloses information regarding aggregated exercises of stock options and SARs by the named executive officers during fiscal year ("FY") 1995 and stock options and SARs held by the named executive officers as of January 27, 1996. There were no stock options or SARs repriced during FY 1995.


   Aggregated SAR Exercises in Last Fiscal Year and FY-End SAR/Option Values

                                              # of Shares       Value of
                                               Underlying      Unexercised
                                               Unexercised      In-the-Money
                                              SARs/Options      SARs/Options
                                               at 1/27/96       at 1/27/96($)
                          (#)Shares ($) Value  Exercisable/    Exercisable/
          Name            Exercised  Received  Unexercisable   Unexercisable
   -------------------    ---------  -------   -------------    ------------
   Joseph R. Ettore          -0-     $-0-       40,000/160,000   $-0- / -0-
   Denis T. Lemire           -0-      -0-       10,000/ 20,000    -0- / -0-
   John F. Burtelow          -0-      -0-       10,000/ 20,000    -0- / -0-
   Eugene E. Bankers         -0-      -0-        7,000/ 14,000    -0- / -0-
   David H. Lissy            -0-      -0-       82,000/ 14,000    -0- / -0-

    In connection with the plan of reorganization, SARs exercisable only for cash, equivalent to 1.2 million shares of the new Common Stock were granted to certain members of management and key employees as compensation for their efforts in restructuring Ames and enabling it to emerge from Chapter 11. After exercises and terminations, SARs equivalent to 183,350 shares (including 75,000 for D. Lissy) were outstanding as of January 27, 1996. One-third of the SARs vested on December 30, 1992 (the "Consummation Date" of the Company's plan of reorganization); one-third vested on December 30, 1993; and the remaining one-third vested on December 30, 1994. Each SAR entitles the recipient upon exercise (which may not be later than five years after the Consummation Date), to receive in cash the excess of the average closing price of a share of Common Stock during the ten trading days prior to the exercise date, over the average closing price of a share of Common Stock during the 60 trading days after the Consummation Date. The average closing price for the 60 trading days after the Consummation Date was $2.96 per share and the average closing price for the last 10 trading days of fiscal year 1995 was $1.47 per share. There were no SARs exercised during fiscal year 1995.

Long Term Incentive Plan Awards


    The table below discloses information regarding awards of Restricted Stock (as defined below) to the named executive officers during fiscal year 1995.


          Long-Term Incentive Plans - Awards in Last Fiscal Year


                                Performance
                  Number of     or Other     Estimated Future Payouts under
                  Shares, Units Period Until   Non-Stock Price-Based Plans
                  or Other      Maturation   ------------------------------
   Name           Rights (#)    or Payout    Threshold Target  Maximum
   ----           ----------    ---------    --------- ------  --------

Joseph R. Ettore  75,000      3 years        (a)       (a)      (a)
Denis T. Lemire   35,000      3 years        (a)       (a)      (a)
John F. Burtelow  35,000      3 years        (a)       (a)      (a)
Eugene E. Bankers 25,000      3 years        (a)       (a)      (a)
David H. Lissy    25,000      3 years        (a)       (a)      (a)


    (a) All awards during fiscal year 1995 were made pursuant to the Long Term Plan (as defined below) which is a stock price-based plan.


    The Company's 1995 Long Term Incentive Plan (the "Long Term
Plan") was approved by the stockholders on May 24, 1995.
The purpose of the Long Term Plan is to promote the long term success of the Company by affording certain officers with an opportunity to acquire an ownership interest in the Company in order to incentivize such persons and to align their financial interests with the stockholders of the Company. Pursuant to the Long Term Plan, the Company may make awards ("Awards") of an aggregate of up to 500,000 shares of Common Stock that are subject to restrictions on transfer thereof ("Restricted Stock") and a cash payment (a "Cash Payment") in an amount up to 50% of the Fair Market Value (as defined in the Long Term Plan) of the Restricted Stock determined as of, and paid on, the third anniversary of the date of grant (the "Vesting Date"). The Cash Payment is intended as an estimate of an Award recipient's Federal income tax liability on the Award (including the Cash Payment) in order to allow the recipient to receive the Restricted Stock free and clear on the Vesting Date.

    The Company officers eligible for Awards under the Long Term Plan are the Chief Executive Officer, each Executive Vice President and each Senior Vice President. The Compensation Committee administers the Long Term Plan.


Annual Incentive Compensation Plan

   The Company has an Annual Incentive Compensation Plan (the "Annual Bonus Plan") that is subject to annual review by the Board of Directors. The Annual Bonus Plan provides annual incentive cash bonuses based on the achievement of the Company's financial goals for the year (and customer service goals for store and field management). Pursuant to the Annual Bonus Plan, bonuses for fiscal year 1995 will not be paid until May, 1996. Participants must be active Ames employees at the time the bonus payments are made to earn a bonus. None of the named executive officers (those listed in the Summary Compensation Table) earned bonuses under the Annual Bonus Plan for fiscal year 1995.

Retirement and Savings Plan

   The Company has a defined contribution retirement and savings plan (the "Retirement and Savings Plan") that is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Employees who have reached the age of 21 are eligible to participate after one year of service provided they have completed at least 1,000 hours of service in a 12-month period. For each participant's contribution (up to a maximum of 5% of such participant's total compensation), the Company contributes to the Retirement and Savings Plan an amount equal to 50% of such contribution. A participant may contribute to the plan from 1% to 18% of annual compensation on a pre-tax or after-tax basis, or a combination of both. Participants who terminate their employment with the Company are entitled to receive the full amount of their contributions and, depending on the length of the participant's service to Ames, a portion of the Company's matching contributions.

   The following table sets forth as to the named executive officers (those listed in the Summary Compensation Table), and all other officers and employees of Ames as a group, the aggregate matching contributions by Ames under the Retirement and Savings Plan during fiscal year 1995:

                                         Aggregate Matching
                                            Contributions
                                         ------------------

      Joseph R. Ettore                        $4,620
      Denis T. Lemire                            288
      John F. Burtelow                           -0-
      Eugene E. Bankers                        4,528
      David H. Lissy                           4,425
      All other employees and officers    $2,833,697


Retirement Plan

    Through the end of fiscal year 1995, Ames had an unfunded Retirement Plan for Officers/Directors (the "Retirement Plan"). It provided that every person who was employed by Ames when he or she retired, died or became disabled and who (i) served as both a full-time officer and a director of Ames and had completed five years of service, not necessarily consecutive, in both of these capacities, or (ii) served as a director of Ames and had completed 10 years, not necessarily consecutive, of service to Ames, was eligible for benefits under the Retirement Plan.

    Benefits under the Retirement Plan were payable upon termination of employment due to retirement, death or disability. The annual benefit was equal to two-thirds of the participant's average annual base salary during the five-year period of highest compensation preceding such termination of employment. The maximum annual benefit under the Retirement Plan was $100,000, reduced by an amount equal to certain of such participant's annual Social Security benefits. Each participant in the Retirement Plan was entitled to benefits for a period of 10 years. Upon the earlier death of the participant, at the Company's option, the future payments as scheduled or the then present value of all unpaid benefits would be paid to the participant's
estate.   Joseph Ettore, current President, Chief Executive Officer
and Director, and the other current directors potentially qualified for benefits under this plan. As of January 27, 1996, Mr. Ettore had completed approximately twenty months of credited service as a full-time officer and director of Ames. No payments were made under this plan in fiscal year 1995.

    In the first quarter of fiscal year 1996, the Board of Directors voted to eliminate any benefits under the Retirement Plan for non-employee directors of the Company.

           Employment Contracts, Termination, Severance and Change-in-Control Arrangements


Employment Contracts

    Set forth below are descriptions of the material features of the employment contracts between the Company and Joseph R. Ettore, President and Chief Executive Officer, and Denis T. Lemire, Executive Vice President-Merchandising.

    The Company is party to an employment agreement with Joseph
Ettore dated June 6, 1994 (the "Ettore Agreement"), pursuant to which Mr. Ettore currently serves as President and Chief Executive Officer of the Company. The Ettore Agreement has a current term due to expire June 30, 1997. Under the Ettore Agreement, Mr. Ettore is entitled to a base salary of $750,000 per year; an annual bonus under the Company's Annual Bonus Plan; a signing bonus of $350,000 (paid in June, 1994); an option to acquire 200,000 shares of Common Stock under the 1994 Management Stock Option Plan; a living allowance of $30,000 per year; and other compensation and benefits in effect from time to time for the Company's senior executive officers. For fiscal year 1995, Mr. Ettore did not earn a bonus.

    During the term of the Ettore Agreement, the Company is required to reimburse Mr. Ettore $12,000 per year for the cost of maintaining a policy insuring the life of Mr. Ettore with a face amount of $500,000, and to provide additional life insurance for Mr. Ettore in the face amount of $500,000. During the term of the Ettore Agreement, the Company shall also maintain a disability insurance policy which shall pay Mr. Ettore 60% of his base salary during any period of disability up to age 65. In addition, the Company shall maintain customary directors' and officers' liability insurance for Mr. Ettore if such insurance is available to the Company at reasonable costs.

    In the event that Ames terminates the employment of Mr. Ettore without cause (as such term is defined in the Ettore Agreement) Mr. Ettore will be entitled to (a) his base salary for the remaining term of the Ettore Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under the Company's medical plan for one year after the date of termination. In the event that the employment of Mr. Ettore is terminated by the Company for cause, or if he terminates his agreement other than as specifically contemplated in the Ettore Agreement in connection with a change in control (as such term is defined in the Ettore Agreement) of the Company, he shall receive no further compensation or other benefits under the Ettore Agreement except for any amounts to which he was entitled prorated to the effective date of termination. In the event that there is a change of control and Mr. Ettore terminates his employment by providing three months' prior written notice thereof to the Company (given within 30 days of the change in control), he shall be entitled to the same termination entitlements as listed above for termination without cause.

    The Company is party to an employment agreement with Denis Lemire dated August 9, 1994 (the "Lemire Agreement"), pursuant to which Mr. Lemire currently serves as Executive Vice President, Merchandising of the Company. The Lemire Agreement has a current term due to expire August 21, 1997. Under the Lemire Agreement, Mr. Lemire is entitled to a base salary of $300,000 per year; an annual bonus under the Company's Annual Bonus Plan; a sign-on bonus of $50,000 (paid in August, 1994); an option to acquire 30,000 shares of Common Stock under the 1994 Management Stock Option Plan; a living allowance of $18,000 per year; and other compensation and benefits in effect from time to time for the Company's senior executive officers.

    In the event that Ames terminates the employment of Mr. Lemire without cause (as such term is defined in the Lemire Agreement) Mr. Lemire shall be entitled to (a) his base salary for the remaining term of the Lemire Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under the Company's medical plan for one year after the date of termination. In the event that the employment of Mr. Lemire is terminated by the Company for cause, or if he terminates his agreement, he shall receive no further compensation or other benefits under the Lemire Agreement except for any amounts to which he was entitled prorated to the effective date of termination.


Income Continuation Plan

    The named executive officers of Ames (those listed in the Summary Compensation Table), except for Mr. Ettore and Mr. Lemire who have separate contracts (see above), participate in an Income Continuation Plan ("ICP"), which guarantees up to one year's salary in the event of termination other than for cause. Certain other officers of Ames also participate in the ICP.


Key Employee Continuity Benefit Plan


    Ames has a Key Employee Continuity Benefit Plan (the "Continuity Plan") that covers all officers (Vice President and above) and certain other employees of Ames. If the employment of any participant in the Continuity Plan is terminated by the Company other than for death, disability, cause (as defined in the Continuity Plan) or by the participant for good reason (as defined in the Continuity Plan) within 18 months after a change of control of Ames, the participant will receive a lump sum cash severance payment. The severance payment is
2.99 times Base Compensation for the President and Executive Vice Presidents, 2 times Base Compensation for Senior Vice Presidents and selected Vice Presidents, and 1 times Base Compensation for other Vice Presidents. Base Compensation is defined generally as the sum of the participant's annual base compensation in effect immediately prior to the participant's termination plus one-third of the value of the cash and stock bonuses paid to the participant during the 36 months ending on the date of termination. For purposes of the Continuity Plan, a change of control includes, but is not limited to, the acquisition by any person of beneficial ownership of 20% or more of the Company's outstanding voting securities or the failure of the individuals who constituted the Board of Directors at the beginning of any period of 12 consecutive months to continue to constitute a majority of the Board during such period.


   Additional Information with respect to Board of Directors Interlocks and Insider Participation in Compensation Decisions


    Joseph Ettore has been a member of the Board of Directors and an executive officer of the Company since June, 1994. However, he did not participate as a Board member in Board deliberations in fiscal year 1995 relating to his own executive compensation.


    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that would otherwise incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee's Report on Executive Compensation and the Performance Graph that follow below shall not be incorporated by reference into any such filings.

    The Compensation Committee's Report on Executive Compensation


    The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for recommending to the full Board of Directors (the "Board") the compensation to be paid to the Company's principal executive officers, including the Chief Executive Officer ("CEO"), the persons to whom and the amount in which stock options should be granted by the Company under the Company's 1994 Management Stock Option Plan and the persons to whom shares of Restricted Stock should be awarded by the Company under the Long Term Plan. As previously described, the Company currently has employment contracts with Joseph R. Ettore, CEO, and Denis T. Lemire, Executive Vice President, Merchandising. Set forth below is a report submitted by the Committee regarding the compensation policies for fiscal year 1995, as they related to the Company's principal executive officers, including the CEO.


Compensation Policies

    In April of each year, the Committee reviews management's proposed annual salaries for principal executive officers for the remainder of the new fiscal year and the beginning of the next fiscal year. In determining whether to accept management's proposed salaries, or recommend different salaries, the Committee considers a number of factors, including but not limited to the following: (1) the Company's financial performance for the prior fiscal year, including whether the Company had a net profit or loss, the amount thereof, the reasons for such performance, and whether such performance was primarily as a result of the executive officers' performance, or whether the performance might have related to unforeseen events or events not in the executives' control; and (2) the extent to which an executive officer achieved certain objectives in his or her area of primary responsibility that might have been set in the prior fiscal year, or otherwise made a significant contribution to the Company.
The Committee believes that an important factor in attracting and motivating Ames' executive officers is to insure that the compensation paid to such individuals is competitive with that paid by comparable companies. In its review of management's proposed goals under the Annual Bonus Plan for a fiscal year, the Committee utilizes criteria similar to that which it uses in reviewing annual salaries.

    In considering the grant of stock options to employees, including the Company's principal executive officers, the Committee considers the responsibility level of the position, job performance and salary level, and reviews the long-term objectives of management and the Board.


Fiscal Year 1995 Executive Compensation


    Employing its compensation review factors described above, the Committee recommended to the Board that management's salary recommendations for its senior executives and the recommendations for eligible participants in, and the Company's goals for, the Annual Bonus Plan for the fiscal year ending January 27, 1996 be adopted. The Committee also reviewed the compensation level for John F. Burtelow, Executive Vice President, Chief Financial Officer.

    In accepting the salary recommendations for those executive officers who had served in the prior year, the Committee noted that management's recommended salaries were, for the principal executive officers, slightly higher in the aggregate than the previous year's salaries. The Committee specifically considered that the Company had achieved net earnings of $17.0 million, or $.79 per share, in the previous fiscal year.

    The Committee approved the grants of stock options to certain members of management in fiscal year 1995 pursuant to the 1994 Management Stock Option Plan (the "Option Plan") that was approved by stockholders in June, 1994. The purpose of the Option Plan is to provide certain key employees of the Company an opportunity to acquire an ownership interest in the Company and thereby create in such employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company. Such options were granted during fiscal year 1995 with an exercise price equal to the market price of the Common Stock on the date of grant, so that individuals receiving such grants benefit only if stockholders benefit through appreciation in the post-grant value of Ames shares.

    The Committee also approved the awards of Restricted Stock to certain officers of the Company in fiscal year 1995 pursuant to the Long Term Plan that was approved by stockholders in May, 1995. The purpose of the Long Term Plan is to promote the long term success of the Company by affording certain officers with an opportunity to acquire ownership interest in the Company in order to incentivize such persons and to align their financial interests with the stockholders of the Company.




                                   The Compensation Committee

                                   Sidney S. Pearlman, Chairman
                                   Francis X. Basile
                                   Paul Buxbaum

Performance Graph


    The following graph compares the changes in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and the cumulative total return of the NASDAQ Retail Stock Index for the period commencing on December 30, 1992 (the first day of trading in the Company's Common Stock) and ending on January 30, 1993, and for the three subsequent fiscal years ended January 29, 1994, January 28, 1995 and January 27, 1996. The graph assumes that the value of the investment in Ames Department Stores, Inc. and each index was $100 on December 30, 1992 and that any dividends were reinvested.
























    [ Graph not included as it cannot be transmitted through EDGAR;
      see table below for data points which would appear on graph ]


                              12/30/92  1/29/93  1/28/94  1/27/95   1/26/96


Ames Department Stores, Inc.  100       238      154      159        85

CRSP Index for NASDAQ Stock
  Market (U.S. Companies)     100       104      119      114       158

CRSP Index for NASDAQ Retail
  Companies                   100        99      105       95       104



              Transactions with Management and Others


    Mr. Ettore's brother-in-law is principal and partner of Four Star Apparel, a supplier to the Company. The Company did business with Four Star Apparel prior to Mr. Ettore joining the Company. In fiscal year 1995, in the normal course of business, the Company purchased approximately $2.6 million of merchandise from Four Star Apparel. To the knowledge of Ames, there were no other related transactions or business relationships, with directors or executive officers of Ames during fiscal year 1995, or any currently proposed, that would require disclosure.

                    Security Ownership of Management

    As of March 1, 1996, the Company's directors and officers as a group were beneficial owners of 705,986 shares of the Common Stock. As used herein, "beneficial ownership" means the sole or shared power to vote or invest either Common Stock or Warrants, or the right to acquire Common Stock or Warrants within sixty (60) days. To the knowledge of Ames, there were no director or officer reporting delinquencies during fiscal year 1995.

    The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, which may at a subsequent date result in a change of control of the Company.

    Listed below are the number of shares of Common Stock beneficially owned by the named executive officers (those listed in the Summary Compensation Table) and all executive officers as a group as of March 1, 1996:



                                                   Total
                     Shares of                   Shares of
      Name of       Common Stock  Exercisable   Common Stock   Percent
     Beneficial     Beneficially    Stock       Beneficially     of
       Owner         Owned (1)     Options (2)     Owned        Class
    -----------     ------------  -----------   ------------   --------

     J. Ettore       105,000       40,000       145,000         0.7%
     D. Lemire        40,000       10,000        50,000         0.2%
     J. Burtelow      40,000       10,000        50,000         0.2%
     E. Bankers       25,000       14,000        39,000         0.2%
     D. Lissy         25,200       14,000        39,200         0.2%

     Executive Group as
     a whole, including
     the above       385,300      137,000       522,300         2.5%


     (1)  Each named executive, except for Mr. Lissy who holds
          200 of his shares jointly with his wife and Mr. Burtelow who holds 5,000 of his shares jointly with his wife, has sole voting and investment power in the shares listed. Includes Restricted Stock awarded under the Long Term Plan.

     (2) Represents shares of Common Stock that may be acquired within 60 days through the exercise of stock options under the 1994 Management Stock Option Plan.



        Security Ownership of Certain Beneficial Owners


    Through April 5, 1996, Ames is aware of one public filing reflecting beneficial ownership of more than 5% of the total outstanding shares of the Common Stock on the Record Date. DDJ Capital Management, LLC ("DDJ") of 141 Linden Street, Wellesley, MA 02181, has filed a Schedule 13D with the Securities and Exchange Commission indicating that DDJ through its affiliates DDJ Copernicus, LLC, DDJ Copernicus Management, LLC, DDJ Galileo, LLC and DDJ Galileo Management, LLC had beneficial ownership of 1,231,200 shares of the Company's Common Stock, or 6.0% of the total shares of Common Stock.

          PROPOSAL TO APPROVE AN AMENDED AND RESTATED
         CERTIFICATE OF INCORPORATION OF THE COMPANY TO
        AUTHORIZE A CLASS OF BLANK CHECK PREFERRED STOCK
              AND TO MAKE CERTAIN OTHER CHANGES
                      (Proposal No. 2)


    The Board of Directors has adopted, subject to stockholder approval, a resolution approving an Amended and Restated Certificate of Incorporation of the Company (the "Amended Certificate") to authorize a class of preferred stock commonly known as "blank check" preferred stock. The form of the Amended Certificate is set forth as Exhibit A hereto.

    The Amended Certificate will authorize 3,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").
The Amended Certificate will provide that Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The Amended Certificate will grant the Board of Directors the power to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers (but no greater than one vote per share), designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

    While there is no present intention that any shares of Preferred Stock will be issued by the Company, the Company believes that this class of securities will provide greater flexibility for financing of the Company's activities in the future. Since no Preferred Stock has been issued, and the issuance of the same is not currently contemplated, it is not possible to know whether such Preferred Stock, if ever issued, would have preference over the holders of Common Stock in the distribution of any assets in the event of a liquidation. Further, it is not possible to know at this time whether the issuance of Preferred Stock at som point in the future could have a dilutive effect on the Common Stock if, for example, such Preferred Stock were to have convertible features.

    In addition, the Company could issue Preferred Stock for other corporate purposes, such as to implement joint ventures or to make acquisitions, although no issuances for such purposes are presently contemplated. If the Amended Certificate is approved, the Board of Directors will be able to specify the precise characteristics of each series of the Preferred Stock to be issued, depending on the current market conditions and the nature of specific transactions.

    The existence of authorized and unissued Preferred Stock may enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. In the due exercise of its fiduciary obligations, the Board of Directors could, for example, cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of a proposed acquiror or create a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent
Board of Directors.

    The Amended Certificate also eliminates certain provisions in the existing Certificate of Incorporation which relate to the Priority Stock issued when the Company emerged from bankruptcy and to certain restrictions on trading of the Common Stock of the Company. Both the Priority Stock and the trading restrictions expired in December 1994 pursuant to the terms of the Certificate of Incorporation.

    The Amended Certificate also provides that the size of the Board of Directors shall be as set forth in the By-Laws.



    The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Certificate of Incorporation to authorize the named class of preferred stock. Your proxy will be so voted unless you specify otherwise.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                        (Proposal No. 3)


    Upon recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending January 25, 1997, subject to ratification by stockholders at the Annual Meeting. It is intended that, unless otherwise directed by the stockholders, proxies will be voted for the ratification and approval of this appointment. A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer questions by stockholders.


    The Board of Directors unanimously recommends a vote FOR the appointment of the named auditors. Your proxy will be so voted unless you specify otherwise.



   STOCKHOLDER PROPOSAL RE NON-EMPLOYEE BOARD MEMBER TERM LIMITS
                        (Proposal No. 4)


    The Company is informed that a stockholder, whose name, address and stock ownership will be furnished by the Company to any person promptly upon receipt of any oral or written request therefor, intends to present the following proposal at the Annual Meeting:

          "That the by-laws of Ames Department Stores
          Inc. be modified in such a way as to limit the terms of office of its non-employee directors to no more than five consecutive years. This provision shall apply retroactively to the existing board and its members."


Board of Directors Statement in Opposition to the Stockholder Proposal


    While none of the incumbent non-employee directors nominated for reelection at this Annual Meeting will have served for more than three and a half years as of the date of the Annual Meeting, the Board of Directors believes that a fixed limit on service on the Board of Directors by a non-employee director would be contrary to the best interests of the Company and its stockholders. Continuity of service, and the experience and insights of an incumbent Board member regarding the business operations, policies, plans and key personnel of the Company enhance a director's ability to contribute knowledgeably, and with perspective, to the Board's deliberations. In addition, since the proposal would arbitrarily disqualify those directors who had served for five consecutive years, the Company's stockholders would be denied the opportunity to evaluate and vote for or against those directors on the basis of merit.

    Incumbent directors are not entitled to automatic renomination and election. They, as well as other candidates for election, are initially proposed to stand for election by the Board of Directors on the basis of the background and skills which the Board of Directors believes they will contribute as directors. In the case of incumbent directors, a proposal to stand for reelection is grounded as well in the personal knowledge of the other Board members of the nominee's past contributions. Moreover, because all directors must be elected by the stockholders, continued tenure of an incumbent director is never assured.

    For the foregoing reasons, the Board of Directors believes that this Proposal is not in the best interest of the Company or its stockholders, and recommends a vote AGAINST the adoption of this proposal.


The Board of Directors unanimously recommends a vote AGAINST the proposal to limit the terms of non-employee directors. Your proxy will be so voted unless you specify otherwise.


          STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


    Stockholder proposals which are intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the principal executive offices of the Company on or before December 16, 1996. To be eligible for inclusion in the Company's proxy statement and form of proxy relating to such meeting, a proposal must conform to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder. Any such proposal should be submitted to the attention of David H. Lissy, Secretary, Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, CT 06067-2598.


                 FORM 10-K OR QUARTERLY REPORTS


    To receive additional financial information about Ames, please write to Margaret E. Wyrwas, Vice President, Corporate Communications & Investor Relations, MS # 1030, 2418 Main Street, Rocky Hill, CT
06067-2598.



                   EXPENSES OF SOLICITATION


    The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies will be solicited by mail. They may also be solicited by directors, officers and employees of the Company (personally, by mail, telegraph or telephone), but such persons will not be specifically compensated for such services. The Company will reimburse banks, brokers, nominees and other custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding the proxy soliciting materials to their principals.


                          OTHER MATTERS


    The Board of Directors does not intend to present any other business at the meeting and knows of no other matter which will be properly presented. If, however, any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgement on such matters.



                             By order of the Board of Directors



                             /s/ David H. Lissy
April 8, 1996                David H. Lissy,
                             Secretary

                                                          EXHIBIT A


                       AMENDED AND RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                   AMES DEPARTMENT STORES, INC.

                 PURSUANT TO SECTIONS 242 AND 245

                  OF THE GENERAL CORPORATION LAW


          The undersigned, David H. Lissy and Dorene Robotti, certify that they are the Senior Vice President and Assistant Secretary, respectively, of Ames Department Stores, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

          1.   The name of the Corporation is AMES DEPARTMENT
STORES, INC., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 30, 1962.

          2.   This Amended and Restated Certificate of
Incorporation has been duly adopted by the Board of Directors of the Corporation and the Stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby further amended and restated to read in its entirety as follows:

          FIRST:  The name of the Corporation is AMES DEPARTMENT
STORES, INC. (the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:

          A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 43,000,000 shares. Of these, (i) 3,000,000 shares shall be shares of preferred stock, each having a par value of $.01 per share (hereinafter referred to as "Preferred Stock"), and (ii) 40,000,000 shares shall be shares of common stock, each having a par value of $.01 per share (hereinafter referred to as "Common Stock").

          B. Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors of the Corporation. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers (but no greater than one vote per share), designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

          C. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation.

          (1) Except as shall be otherwise stated and expressed herein, all shares of Common Stock shall be identical with each other in all respects and shall entitle the holders thereof to the same rights and privileges.

          (2) Subject to the rights of the holders of any Preferred Stock that may be provided for hereafter, the holders of Common Stock shall be paid dividends equally, on a share for share basis, when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation available for the payment of dividends to the extent permitted by law.

          (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amount to which they are respectively entitled under the terms and provisions of all outstanding series and classes of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be paid to the holders of the Common Stock equally, on a share for share basis.

          (4) Except as otherwise provided by law, each holder of Common Stock shall be entitled to one vote for each such share held by such holder on all matters to be voted on by the stockholders of the Corporation, and the holders of Common Stock shall vote together as a single class on all matters to be voted on by the stockholders of the Corporation.

          D. No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled, as of right, to purchase or subscribe for (1) any unissued shares of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation, or carrying any right to purchase shares of any class, but any such unissued shares of such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors of the Corporation in the exercise of its discretion.

          E. Notwithstanding anything to the contrary contained herein, the Corporation shall not issue any shares of nonvoting stock.

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

          2. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          3. To the fullest extent permitted by the GCL as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          4. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          5. The number of Directors of the Corporation shall be fixed by the By-Laws.

          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws.

          SEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors of the Corporation or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.

          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          IN WITNESS WHEREOF, Ames Department Stores, Inc. has
caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by David H. Lissy its Senior Vice President and attested by Dorene Robotti its Assistant
Secretary this     day of      , 1996.


                              AMES DEPARTMENT STORES, INC.


                             By:
                               --------------------------
                                Name:  David H. Lissy
                                Title: Senior Vice President



[Seal]

Attest:



- -------------------------
Name:  Dorene Robotti
Title: Assistant Secretary

                         FORM OF PROXY



                    AMES DEPARTMENT STORES, INC.

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Francis X. Basile, Paul M. Buxbaum, Alan Cohen, Joseph R. Ettore, Richard M. Felner, Sidney S. Pearlman, Laurie M. Shahon, or any of them, attorneys and proxies with full power of substitution, to represent and to vote all of the shares of Common Stock of Ames Department Stores, Inc. standing on the books of the Company in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel and Conference Center, Cromwell, Connecticut, on Wednesday, May 22, 1996, at 10:00 a.m., local time, and at any and all adjournments thereof, upon the matters set forth on the reverse. A majority of said attorneys and proxies shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting, or at any adjournments thereof, and shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 8, 1996, and instructs said attorneys and proxies to vote as set forth on the reverse side of this Proxy.



 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

    (Continued, and to be signed and dated on the reverse side)




                                                 Please mark
   Common Shares                             X   your votes
                                                  this way





Item 1 - The election of directors duly nominated:                       WITHHELD
Francis X. Basile; Paul M. Buxbaum; Alan Cohen;                 FOR      FOR ALL
Joseph R. Ettore; Richard M. Felner; Sidney S.                  [ ]       [ ]
Pearlman; Laurie M. Shahon.


WITHHELD FOR:  (Write that nominee's name in the space provided below.)





Item 2 - The approval of an Amended and Restated      FOR     AGAINST   ABSTAIN
Certificate of Incorporation of the Company as        [ ]       [ ]       [ ]
described in the Proxy Statement.

Item 3 - The ratification and approval of Arthur
Andersen LLP as independent certified public          FOR     AGAINST   ABSTAIN
accountants and auditors for the fiscal year          [ ]       [ ]       [ ]
ending January 26, 1997.

Item 4 - The approval of a stockholder proposal       FOR     AGAINST   ABSTAIN
to limit terms of office of non-employee directors.   [ ]       [ ]       [ ]

- ---------------------------------------------------------------------------------


Item 5 - In their descretion, upon such other matters as may properly come before the meeting.

                                     The shares represented by
                                     this Proxy will be voted as
                                     specified.  If no choice is
                                     specified, the proxies will
                                     be voted in favor of
                                     proposals 1, 2, and 3,
                                     against proposal 4 and
                                     pursuant to Item 5.


                                     Please check this box if you
                                     plan to attend the Annual
                                     Meeting of Stockholders.  [ ]



Signatures(s)                                  Date
              --------------------------              ------------------------

(Where shares are held jointly, each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. If signing as a corporation, please sign the full corporate name by an authorized officer.) PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


